As filed with the Securities and Exchange Commission on September 16, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0103159
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

311 Veterans Highway, Suite B

Levittown, Pennsylvania 19056

(215) 826-2800

(Addresses, including zip code, and telephone numbers, including area code,

of registrant’s principal executive offices)

Lawrence Miller

President and Chief Executive Officer

StoneMor Partners L.P.

311 Veterans Highway, Suite B

Levittown, Pennsylvania 19056

(215) 826-2800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Caroline B. Blitzer

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, NY 10103

(212) 237-0100

Approximate date of commencement of proposed sale to the public: From time to time after the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-144453

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Primary Offering:
Common Units of StoneMor Partners L.P.	$7,276,950	$519
Total	$7,276,950	$519

(1)	The registrant previously registered a primary offering in an aggregate amount of $115,000,000 of common units on the registration statement on Form S-3 (Registration No. 333-144453). Of such primary offering common units, an aggregate of $78,615,250 have been sold, leaving a remaining balance of $36,384,750. Pursuant to this Registration Statement, the registrant is registering an additional indeterminate number of primary offering common units as shall have an aggregate initial offering price not to exceed $7,276,950.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE

This registration statement relates to the same public offering of securities contemplated by the shelf registration statement on Form S-3 (Registration No. 333-144453) (the “Prior Registration Statement”), which became effective on December 7, 2007. This registration statement on Form S-3 of StoneMor Partners L.P. is being filed pursuant to Rule 462(b) and General Instruction IV(A) to Form S-3 to increase the aggregate dollar amount of primary offering securities being registered under the Prior Registration Statement by $7,276,950. The contents of the Prior Registration Statement, including all amendments and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein, are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, StoneMor Partners L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Levittown, Commonwealth of Pennsylvania on September 16, 2010.

STONEMOR PARTNERS L.P.

By:	STONEMOR GP LLC, its general partner

By:	/s/ LAWRENCE MILLER
Name:	Lawrence Miller
Title:	Chief Executive Officer, President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2010.

Signature	Title

/s/ LAWRENCE MILLER (Lawrence Miller)	Chief Executive Officer, President and Chairman of the Board of StoneMor GP LLC (Principal Executive Officer)

/s/ WILLIAM R. SHANE (William R. Shane)	Executive Vice President, Chief Financial Officer and Director of StoneMor GP LLC (Principal Financial Officer)

* (Paul Waimberg)	Vice President–Finance (Principal Accounting Officer)

* (Allen R. Freedman)	Director of StoneMor GP LLC

* (Peter K. Grunebaum)	Director of StoneMor GP LLC

* (Robert B. Hellman, Jr.)	Director of StoneMor GP LLC

* (Martin R. Lautman, Ph.D.)	Director of StoneMor GP LLC

* (Fenton R. Talbott)	Director of StoneMor GP LLC

* (Howard L. Carver)	Director of StoneMor GP LLC

*By:	/s/ WILLIAM R. SHANE
(William R. Shane)
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (previously filed with Registration Statement 333-144453).